EXHIBIT INDEX
                  Pursuant to Item 601 of Regulation S-K


Item 8.  Exhibits

    (23) Consents of Experts and Counsel

         Consent of Ernst & Young is contained on page S-4.

    (24) Power of Attorney


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                                EXHIBIT 24
                             POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and by these presents does hereby make, constitute and appoint, GERALD L. GHERLEIN, EARL R. FRANKLIN,
MARK HENNESSEY, DAVID M. O'LOUGHLIN OR JANE W. GRISWOLD his or her true and lawful attorney, for him or her and in his or her name, place and stead, to affix, as attorney-in-fact, his or her signature as Director or Officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the "Corporation"), to any and all registration statements and post-effective amendments or modifications to such registration statements to be filed with the Securities and Exchange
Commission with respect to securities of the Corporation and participations to be acquired by participants under the Eaton Corporation Savings Plan for Represented
Employees of Cutler-Hammer, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

    This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 1994.

    IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 15th day of December, 1993.





  \s\ William E. Butler        \s\ Stephen R. Hardis
William E. Butler, Chairman    Stephen R. Hardis, Vice
and Chief Executive Officer;  Chairman and Chief Financial
Principal Executive Officer;  and Administrative Officer;
     Director                       Principal Financial
                                   Officer;Director




   \s\ John S. Rodewig         \s\ Ronald L. Leach
John S. Rodewig,                   Ronald L. Leach, Vice
President and Chief                President - Accounting;
Operating Officer; Director             Principal Accounting
                                        Officer









\s\ Neil A. Armstrong                  \s\Alexander M. Cutler
Neil A. Armstrong, Director             Alexander M. Cutler,
                                             Executive Vice
                                             President
                                             and Chief Operating
                                             Officer-Controls;
                                             Director





  \s\ Phyllis B. Davis       \s\ Hooper G. Pattillo
Phyllis B. Davis, Director  Hooper G. Pattillo, Director





  \s\ Charles E. Hugel \s\ A. William Reynolds
Charles E.Hugel, Director   A. William Reynolds,Director







  \s\ John R. Miller
John R. Miller, Director